As filed with the Securities and Exchange Commission on February 18, 1999
           Registration Nos. 333-42693, 033-65495, 33-83148, and 33-43914





                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                                FORM S-8

                    POST EFFECTIVE AMENDMENT NO. 1 TO

                                FORM S-8
                        REGISTRATION STATEMENT
                                Under
                       THE SECURITIES ACT OF 1933


                           CIRRUS LOGIC, INC.
              (Exact name of issuer as specified in its charter)


            Delaware                                  77-0024818
       (State of incorporation)      (I.R.S. Employer Identification Number)


                         3100 W. Warren Avenue
                        Fremont, California 94538
                 (Address of principal executive offices)


                        AMENDED 1987 STOCK OPTION PLAN
               CRYSTAL SEMICONDUCTOR CORPORATION 1987 STOCK OPTION PLAN
                   AMENDED 1991 NON-QUALIFIED STOCK OPTION PLAN
                            AMENDED 1996 STOCK PLAN
                   AMENDED 1989 EMPLOYEE STOCK PURCHASE PLAN
                   AMENDED 1990 DIRECTORS' STOCK OPTION PLAN
                             (Full title of the Plan)

                                RONALD K. SHELTON
                             Chief Financial Officer
                                CIRRUS LOGIC, INC.
                              3100 W. Warren Avenue
                            Fremont, California 94538
                                (510) 623-8300
                (Name, address and telephone number of agent for service)

                                     Copies to:
                                MICHAEL J. DANAHER
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                                650 Page Mill Road
                        Palo Alto, California 94304-1050
                                   (650) 493-9300



                        CALCULATION OF REGISTRATION FEE

                                Proposed        Proposed
Title of                        Maximum         Maximum
Securities    Amount            Offering        Aggregate       Amount of
to be         to be             Price           Offering        Registration
Registered    Registered        Per Share       Per Share       Fee


See below *     N/A*              N/A*             N/A*            N/A*


* No additional securities are to be registered, and registration fees were paid upon filing of the original Registration Statement Nos. 33-43914, 33-83148, 33-65495, and 333-42693. Therefore, no further registration fee is required.

                                EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (the "Amendment") to certain Registration Statements on Form S-8 (File Nos. 33-43914, 33-83148, 33-65495, and 333-42693)
(the "Registration Statements") is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act") by Cirrus Logic, Inc., a Delaware corporation ("Cirrus Delaware" or the "Company"), which is the successor to Cirrus Logic, Inc., a California corporation ("Cirrus California"), following a statutory merger effective on February 18, 1999
(the "Merger") for the purpose of changing Cirrus California's state of incorporation. Prior to the Merger, Cirrus Delaware had no assets or liabilities other than nominal assets or liabilities. In connection with the Merger, Cirrus Delaware succeeded by operation of law to all of the assets and liabilities of Cirrus California. The Merger was approved by the shareholders of Cirrus California at a meeting for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Except as modified by this Amendment (including modifications resulting from the incorporation of documents by reference), Cirrus Delaware, by virtue of this Amendment, expressly adopts the Registration Statements as its own registration statement for all purposes of the Securities Act and the Exchange Act.

	PART II:  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  Information Incorporated by Reference

In addition to the documents already incorporated by reference into the Registration Statements, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing such documents.


ITEM 6.  Indemnification of Directors and Officers

The Company's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

The Company's Bylaws provide that the Company shall indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by law. The Company's Bylaws also permit the Company to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Company would have the power to indemnify him or her against such liability under the General Corporation Law of Delaware. The Company currently has secured such insurance on behalf of its officers and directors.

The Company has entered into agreements to indemnify its directors and officers, in addition to indemnification provided for in the Company's Bylaws. Subject to certain conditions, these agreements, among other things, indemnify the Company's directors and officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company.

ITEM 8.  Exhibits

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1	Consent of Wilson Sonsini Goodrich & Rosati (see Exhibit 5.1).
24.1    Power of Attorney

ITEM 9.  Undertakings

(A)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2)	That, for the purpose of determining any liability under the
Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)	Insofar as indemnification for liabilities arising under the
Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Delaware General Corporations Law, the Certificate of Incorporation of the Registrant, the Bylaws of the Registrant, Indemnification Agreements entered into between the Registrant and its officers and directors, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on the 18th day of February, 1999.

                                                CIRRUS LOGIC, INC.

                                                By: /s/ Ronald K. Shelton
                                                    Chief Financial Officer


                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David D. French and Ronald K.
Shelton jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.


        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ David D. French
(David D. French)
President, Chief Operating Officer,
Chief Executive Officer, and Director
(Principal Executive Officer)
February 18, 1999

/s/ Ronald K. Shelton
(Ronald K. Shelton)
Vice President, Finance, Chief
Financial Officer, and Treasurer
(Principal Financial Officer and Principal Accounting Officer)
February 18, 1999

/s/ Michael L. Hackworth
(Michael L. Hackworth)
Chairman of the Board and Director
February 18, 1999

/s/ Suhas S. Patil
(Suhas S. Patil)
Chairman Emeritus and Director
February 18, 1999

/s/ C. Gordon Bell
(C. Gordon Bell)
Director
February 18, 1999

/s/ D. James Guzy
(D. James Guzy)
Director
February 18, 1999

/s/ Walden C. Rhines
(Walden C. Rhines)
Director
February 18, 1999

/s/ Robert H. Smith
(Robert H. Smith)
Director
February 18, 1999

/s/ Alfred S. Teo
(Alfred S. Teo)
Director
February 18, 1999